Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-184156) pertaining to the Waste Management Retirement Savings Plan for Bargaining Unit Employees of our report dated February 23, 2016, with respect to the financial statements of the Waste Management Retirement Savings Plan for Bargaining Unit Employees included in this Annual Report (Form 11-K) for the period ended September 14, 2015.

/s/ Weaver & Tidwell, L.L.P.

Houston, Texas

February 23, 2016